
                                                                                           Exhibit 11

                              Harte-Hanks Communications, Inc. and Subsidiaries
                                       Earnings Per Share Computations

                                    (in thousands, except per share data)


                                                   PRIMARY
                                                               Three Months Ended March 31,
                                                                    1994               1993
Net income (loss).........................                         $ 2,267           $(1,122)

Shares used in net earnings per
  share computations......................                          19,051            12,008

Net income (loss) per share...............                         $   .12           $  (.09)

      Computation of Shares Used In Net Earnings Per Share Computations
                                                               Three Months Ended March 31,
                                                                    1994               1993
Average outstanding common shares.........                          18,147            11,879
Average common equivalent shares --
  dilutive effect of option shares........                             904              --
Dilutive effect of options issued in
  the preceding twelve months prior
  to the initial public offering..........                            --                 129
Shares used in net earnings
  per share computations..................                          19,051            12,008

                                                FULLY DILUTED
                                                               Three Months Ended March 31,
                                                                    1994               1993
Net income (loss).........................                         $ 2,267           $(1,122)

Shares used in net earnings
  per share computations..................                          20,483            12,008

Net income (loss) per share...............                         $   .12           $  (.09)

      Computation of Shares Used In Net Earnings Per Share Computations
                                                               Three Months Ended March 31,
                                                                    1994               1993
Average outstanding common shares.........                          18,147            11,879
Average common equivalent shares --
  dilutive effect of option shares........                             907              --
Dilutive effect of options issued
  in the preceding twelve months prior
  to the initial public offering..........                            --                 129
Dilutive effect of convertible note.......                           1,429              --
Shares used in net earnings
  per share computations..................                          20,483            12,008